Exhibit 23.2

CONSENT OF WILLIAM J. REILLY, ESQ.

As counsel to Patient Portal Technologies, Inc., I hereby consent to the reference to this firm under the caption “Legal Matters” contained in the Prospectus which is part of the Registration Statement.

/s/William J. Reilly
New York, New York

November 21, 2007